EXHIBIT 24.3

                                ESCROW AGREEMENT

     AGREEMENT made this _____ day of _______________, 19__, by and among Northwood Services, Inc., a Pennsylvania corporation, with its principal offices at 234 Brownsville Road, Pittsburgh, Pennsylvania 15210 (the "Corporation"), and Mellon Bank of Pittsburgh, Pennsylvania, (the "Escrow Agent").

                                   WITNESSETH:

     WHEREAS, the Escrow Agent has been advised that the Company is organized under the laws of the State of Pennsylvania and

     WHEREAS, the Escrow Agent has been advised that the Company is authorized to issue 10,000,000 shares of Common Stock, having no par value; and

     WHEREAS, the Escrow Agent has been advised that the Company has filed with the Securities and Exchange commission (the "SEC") a registration statement on Form S-1 (the "Registration Statement") pursuant to the General Rules and Regulations under the Securities Act of 1933, as amended (the "Act"), covering a proposed public offering (the "Offering") of 1,000,000 shares of the Company's securities at an offering price of $6.00 per share.

     WHEREAS, the Escrow Agent has been advised that the Company proposes to offer the shares and warrants (hereinafter "securities"), through agents who are NASD Broker/Dealers, for sale to the public on a "best efforts, 1,000,000 shares or none: basis; and

     WHEREAS, in compliance with Rule 240.15c2-4 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, the Company and the Underwriter propose to establish an escrow account with the Escrow Agent; and

     WHEREAS, the Escrow Agent is willing to establish an escrow account on the terms and subject to the conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained the parties hereby agree as follows:

     1. Establishment of Escrow Account. Prior to the date on which the Registration Statement is declared effective (the "Effective Date") by the SEC, or as soon as practicable thereafter, the parties hereto shall establish, and by execution of this Agreement hereby agree to establish, a non-interest bearing escrow account with a designated branch of the Escrow Agent, which escrow account shall be entitled, Mellon Bank, as Escrow Agent for Subscribers to Northwood, Inc." (the "Escrow Agent").

     2. Deposits into the Escrow Account. The Agents promptly shall deposit all monies received from prospective purchasers of the securities (the "Fund") in the Escrow Account.

Such deposits, properly made payable to the order of "Mellon Bank", as Escrow Agent", shall be delivered to the Escrow Agent before 12:00 P.M. on the next business day following receipt by the Agents of payments by subscribers for the securities. Simultaneously with each such deposit, the Agents shall inform the Escrow Agent, by confirmation slip or other writing, of the name and address of each prospective purchaser and of the number of securities subscribed for by such purchaser. In this regard, the Escrow Agent shall have the right to rely fully on the confirmation slips or other writings so furnished by the Agents. Promptly after the SEC shall declare the Registration Statement effective, the Corporation shall advise the Escrow Agent in writing of the Effective Date.

     3. Disbursements from the Escrow Account.

     (a) In the event that the Escrow Agent does not receive $6,000,000 (which represents the proceeds from the sale of 1,000,000 shares from the Agents for deposit in the Escrow Account within 90 business days from the Effective Date (which period may be extended for an additional 90 business days by mutual consent of the Company and the Underwriter, upon the furnishing of written notice thereof to the Escrow Agent jointly signed by the Company and the Agents), the Escrow Agent shall refund to each prospective purchaser the amount actually received from such purchaser, without interest thereon or deduction therefrom, and the Escrow Agent shall notify the Agents and the Company of its distribution of the Fund.

     (b) In the event that the Escrow Agent receives the $6,000,000 from the Agents for deposit in the Escrow Account within 90 business days from the Effective Date (which period may be extended for an additional 90 business days pursuant to (a) above), the Escrow Agent shall notify the Corporation of such fact in writing within a reasonable time. The Escrow Agent shall hold such monies in escrow, until given instructions in writing by the Company and the Agents as to the disposition of the Fund and such other documents as may be necessary in the opinion of the Escrow Agent.

     (c) Upon the disbursement of the Fund pursuant to either (a) or (b) above, the Escrow Agent will be under no further responsibility with respect to this Agreement. In this regard, it expressly is agreed and understood that in no event shall the aggregate amount of payments made by the Escrow Agent exceed the amount of the Fund.

     4. Rights, Duties and Responsibilities of Escrow Agent. It is understood and agreed that the duties of the Escrow Agent are purely ministerial in nature. It is further agreed that:

     (a) The Escrow Agent shall not be required to enforce any of the terms or conditions of the Agency Agreement or any other agreement between the Agents and the Company, nor shall the Escrow Agent be responsible for the performance by the Agents or the Company of their respective obligations under this Agreement;

     (b) The Escrow Agent shall not be required to accept from the Agents any confirmation slips or other writings issued to prospective purchasers hereunder unless the same are accompanied by cash, checks, drafts or other instruments for the payment of money, nor shall the Escrow Agent be required to keep records of any information on checks, drafts or other instruments received or collected by the Escrow Agent from the Agents except as to the amount of same; however, the Escrow Agent shall notify the Agents within a reasonable time, by wire or otherwise, of any discrepancy between the amount set forth on any such confirmation slip or other writing and the sum, or sums, delivered to the Escrow Agent by the Agents therewith;

     (c) The Escrow Agent shall be under no duty or responsibility to enforce collection of any check, draft or other instrument for the payment of money delivered to it hereunder, but the Escrow Agent, within a reasonable time, shall return to the Agent any check, draft or other instrument received from the Agent which is dishonored, together with the confirmation slip or other writing, if any, which accompanied such check, draft or other instruments;

     (d) The Escrow Agent shall have the right to act in reliance upon any document, instrument or signature believed by it to be genuine and to assume that any person purporting to give any notice or instructions in accordance with this Agreement or in connection with any transaction to which this Agreement relates has been duly authorized to do so. The Escrow Agent shall not be obligated to make any inquiry as to the authority, capacity, existence or identity of any person purporting to give any such notice or instructions;

     (e) In the event that the Escrow Agent shall be uncertain as to its duties or rights, hereunder or shall receive instructions with respect to the Fund which, in its sole opinion, are in conflict with either other instructions received by it or any provision of this Agreement, it shall be entitled to hold the Fund, or a portion thereof, in the Escrow Account pending the resolution of such uncertainly to the Escrow Agent's sole satisfaction, by final judgment of a court or courts of competent jurisdiction or otherwise; or the Escrow Agent, at its option, may deposit the Fund in the registry of a court of competent jurisdiction in a proceeding to which all parties in interest are joined;

     (f) The Escrow Agent shall not be liable for any action taken or omitted hereunder except in the case of its willful misconduct, nor shall it be liable for the default or misconduct of any employee, agent or attorney appointed to it. The Escrow Agent shall be entitled to consult with counsel of its own choosing and shall not be liable for any action taken, suffered or omitted by it in accordance with the advice of such counsel; and

     (g) The Escrow Agent shall have no responsibility at any time to ascertain whether or not any security interest exists in the Fund or any part thereof or to file any financing statement under the Uniform commercial code with respect to the Fund or any part thereof.

     5. Amendment; Resignation. This Agreement and/or the terms of the Offering may be altered or amended only with the written consent of the Corporation, the Agents and the Escrow Agent. Should the Company and/or the Agents attempt to change the Agreement and/or the terms of the Offering in a manner which, in the Escrow Agent's sole opinion, is undesirable, the Escrow Agent may resign as Escrow Agent upon 5 days written notice to the Company and the Agents. In the case of the Escrow Agent's resignation, its only duty shall be to hold and dispose of the Fund in accordance with the original provisions of this Agreement until a successor Escrow Agent shall be appointed and written notice of the name and address of such successor Escrow Agent shall be given to the Escrow Agent by the Company and the Agent, whereupon the Escrow Agent's only duty shall be to pay over to the successor Escrow Agent the Fund, less any portion thereof previously paid out in accordance with this Agreement.

     6. Warranties. The Company and the Agent warrant to and agree with the Escrow Agent that, unless otherwise expressly set forth in this Agreement:

     (a) No party other than the parties hereto and the prospective purchasers have, or shall have, any lien, claim or security interest in the Fund or any party thereof;

     (b) As of the date of this Agreement, the Registration Statement has ben declared effective by the SEC; and

     (c) No financing statement under the Uniform Commercial Code is on file in any jurisdiction claiming a security interest in or describing (whether specially or generally) the Fund or any part thereof.

     7. Fees and Expenses. The Escrow Agent shall be entitled to a fee of $_________________ for services rendered by it as Escrow Agent. The Escrow Agent also shall be reimbursed by the Company and the Agent for any reasonable expenses incurred in connection with this Agreement, including, but not limited to, reasonable counsel fees.

     8. Indemnification and Contribution.

     (a) The company and the Agents (collectively referred to as the "Indemnitors") jointly and severally agree to indemnify the Escrow Agent and its officers, agents, directors and stockholders (jointly and severally the "Indemnitees") against, and hold them harmless of and from, any and all loss, liability, cost, damage and expense, including, without limitation, reasonable counsel fees, which the Indemnitees may suffer or incur by reason of any action, claim or proceeding brought against the indemnitees, arising out or relating in any way to this Agreement or any transaction to which this Agreement relates, whether or not any such action, claim or proceeding is the result of the negligence of the Indemnitees. If any person shall assert any claim (whether or not by the institution of any action, suit or other proceeding) against any of the Indemnitees arising out of this Agreement or any transaction to which this Agreement relates, whether or not such claim ultimately is established, the Indemnitors shall pay all costs and expenses of the defense of such claim, including, without limitation, reasonable counsel fees, liability, cost, damage and expense against which the Indemnitees are indemnified hereunder, all sums which any of the Indemnitees may pay in settlement of any such claim.

     (b) If the indemnification provided for in this Section 8 is applicable, but for any reason is held to be unavailable, the Indemnitors shall contribute such amounts as are just and equitable to pay (or to reimburse the Indemnitees for) the aggregate of any and all losses, liability, costs, damages and expenses, including counsel fees, actually incurred by the Indemnitees as a result of or in connection with, and any amount paid in settlement of, any action, claim or proceeding arising out of or relating in any way to any acts or omissions of the Indemnitors.

     (c) The Escrow Agent shall have a lien upon the Fund to the extent of all losses, liabilities, damages, costs or expenses, including reasonable counsel fees, for which it is to be indemnified hereunder and for all fees due it hereunder. In the event of any claim, action or proceeding against the Indemnities relating to this Agreement or any transaction to which this Agreement relates or if any fee due the Escrow Agent hereunder shall remain unpaid, the Escrow Agent may retain the Fund or any part thereof until the Escrow Agent's lien upon the Fund shall have been determined and satisfied or secured adequately, in the sole opinion on the Escrow Agent.

     (d) Any Indemnitee which proposes to assert the right to be indemnified under this Section 8, promptly after receipt of notice of commencement of any action, suit or proceeding against such Indemnitee in respect of which a claim is to be made against the Indemnitors under this Section 8, will notify the Indemnitors of the Commencement of such action, suit or proceeding, enclosing a copy of all papers served, but the omission so to notify the Indemnitors of any such action, suite or proceeding shall not relieve the Indemnitors from any liability which they may have to any Indemnitee otherwise than under this Section 8 in case such action, suite or proceeding shall be brought against any Indemnitee and it shall notify the Indemnitors of the commencement thereof, the Indemnitors shall be entitled to participate in and, to the extent that they shall wish, to assume the defense thereof, with counsel satisfactory to such Indemnitee, and after notice from the Indemnitors to such Indemnitee of their election so to assume the defense thereof the Indemnitors shall not be liable to such Indemnitee for any legal or other expenses, other than reasonable costs of investigation subsequently incurred by such Indemnitee in connection with the defense thereof. The Indemnitee shall have the right to employ its counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such Indemnitee unless (i) the employment of counsel by such Indemnitee has been authorized by the Indemnitors, (ii) the Indemnitee shall have concluded reasonably that there may be a conflict of interest among the Indemnitors and the Indemnitee in the conduct of the defense of such action (in which case the Indemnitors shall not have the right to direct the defense of such action on behalf of the Indemnitee) or (iii) the Indemnitors in fact shall not have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel shall be borne by the Indemnitors.

     9. Governing Law and Assignment. This Agreement shall be construed in accordance with and governed by the laws of the State of Pennsylvania and shall be binding upon the parties hereto and their respective successors and assigns; provided, rights under this Agreement or with respect to the Fund shall be void as against the Escrow Agent unless:

     (a) written notice thereof shall be given to the Escrow Agent, and

     (b) The Escrow Agent shall have consented in writing to such assignment or transfer.

     10. Notices. All notices required to be given in connection with this Agreement shall be sent by registered or certified mail, return receipt requested, and addressed to: the company at 234 Brownsville Road, Pittsburgh, PA 15210, and the Escrow Agent Attention: Trust Department: Mellon Bank, Pittsburgh, PA.

     11. Severability. The application thereof to any person or circumstance shall be determined to be invalid or unenforceable, the remaining provisions of the Agreement or the application of such provision to persons or circumstances other than those to which it is held invalid or enforceable shall not be affected thereby and shall be valid and enforceable to the fullest extent permitted by law.

     12. Execution in Several Counterparts. This Agreement may be executed in several counterparts or by separate instruments, and all of such counterparts and instruments shall constitute one agreement, binding on all of the parties hereto.

     13. Pronouns. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the context may require.

     14. Captions. All captions are for convenience only and shall not limit or define the test hereof.

     15. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings (written or oral) of the parties in connection herewith.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

                                         MELLON BANK
                                         By:____________________________

                                         Northwood Services, Inc.
                                         By:____________________________